UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

ETHEMA HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

950 Evernia Street, West Palm Beach, Florida 33401
(Address of principal executive offices)

(416) 500-0020
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On June 12, 2024, Ethema Health Corp. (“Ethema” or the “Company”) has closed on the agreement to purchase the assets used in the operation of an addiction treatment center at 899 Meadows Avenue in Boca Raton, Florida. The agreement is attached as Exhibit 10.01. The agreement also included an assignment of the lease that was in place at the location. The assets include furniture, equipment, electronic equipment, inventory and supplies, such that the take over of the lease came as a turn-key facility for the operation of an addiction treatment center. The seller was Boca Cove Detox, LLC. The purchase price was $240,000.00.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION.

The Company subsidiary Evernia Health Center LLC took on the obligation of the Lease for the location at 899 Meadows Avenue and a copy of the lease, the assignment of the lease and the consent to assignment are attached hereto in Exhibit 10.01. The lease runs to June 30, 2027 with two five year extension options. The Company paid to the Vendor the Lease deposit amount included in the lease in the amount of $83,392.79. The lease is with Prado Meical Park, Inc.

Item	9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No. Description

10.01       Purchase Agreement, Lease Agreement, Consent to Lease Agreement, Bill of Sale

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2024

By: /s/ Shawn E. Leon

Name: Shawn E. Leon

Title: CEO